UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2007

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	IIRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Form 8-K/A is to correct rounding errors contained in a press release that was incorporated by referenced into a Current Report on Form 8-K that we filed earlier on March 1, 2007. On page 7 of the aforementioned press release, the amounts reported in the last three lines of the Consolidated Statements of Income for the 3 Months Ended December 31, 2005 and 2006, respectively, contained rounding errors. These rounding errors resulted in us reporting the incorrect fully diluted per share value for fourth quarter of 2005 in the first sentence of the first complete paragraph on page 2 (under the heading “Fourth Quarter 2006 Results”) of the aforementioned press release – specifically, the reference to “fully diluted per share loss of 35 cents” should have read “fully diluted per share loss of 34 cents”. All other information contained in the aforementioned press release remains unchanged, and the corresponding information reported in our Annual Report on Form 10-K filed on March 1, 2007 did not contain these rounding errors. We subsequently issued on March 1, 2007, a corrected version of the press release (referenced below).

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2007, we issued a corrected press release announcing Aquila, Inc.’s financial results for the fourth quarter and year ended December 31, 2006. A copy of the corrected press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 – Press Release issued by Aquila, Inc. on March 1, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By: /s/ Beth A. Armstrong

Beth A. Armstrong

Vice President and Chief Accounting Officer

Date: March 1, 2007